                                                                 EXHIBIT(c)(2.1)

                                MERGER AGREEMENT



         This Merger Agreement (this "Agreement") is entered into as of August 24, 1995 among Republic Waste Industries, Inc., a Delaware corporation ("Republic"), RS Mergersub, Inc., a Florida corporation and wholly-owned subsidiary of Republic ("Republic Merger Sub", and together with Republic, the "Republic Companies"), Southland Environmental Services, Inc., a Florida corporation (the "Company"), Felix A. Crawford, the principal shareholder of the Company, owning more than 74% of the Company's common stock, and a resident of the State of Florida, ("Crawford"), Felix A. Crawford, as trustee of the Felix A. Crawford Revocable Living Trust, a shareholder of the Company (the "Trust"), and CFP, Ltd., a Florida limited partnership and shareholder of the Company of which Felix A. Crawford is the sole general partner (collectively, the Trust and CFP, Ltd. are referred to hereinafter as the "Crawford Entities"). Certain other capitalized terms used herein are defined in Article XI and at various places throughout.


                                    RECITALS


         The Boards of Directors of Republic and the Company have determined that it is in the best interests of their respective shareholders for Republic to acquire the Company upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized Republic Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Republic Merger Sub with and into the Company with the Company as the surviving corporation (the "Surviving Corporation"). As a result, the Company will become a wholly-owned subsidiary of Republic.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                                 THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) Republic Merger Sub shall be merged with and into the Company (the "Merger") on the terms and conditions set forth in the Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of Republic Merger Sub shall cease and the Company shall continue as the Surviving Corporation.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A., 801 Brickell Avenue, 24th Floor, Miami, Florida 33131.

         1.3 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Department of State of the State of Florida, in such form as the parties reasonably determine is required by and is in accordance with the relevant provisions of the Florida Business Corporation Act (the "FBCA") (the date and time of such filing is referred to herein as the "Effective Date" and "Effective Time").

         1.4 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties hereto, each share of common stock, $1.00 par value per share of the Company (the "Company Common Stock") shall be converted into and exchanged for four and one-third (4 1/3) shares (the "Conversion Amount") of the voting common stock, $0.01 par vaper share of Republic ("Republic Common Stock"). Republic shall issue to each shareholder of record of the Company at the Effective Time duly executed certificates, in valid form registered in such record holder's name, evidencing that number of shares of Republic Common Stock determined, to the nearest whole share, by multiplying (a) the Conversion Amount times (b) the number of shares of the Company Common Stock owned of record by such shareholder.

         1.5 DELIVERY OF CERTIFICATES. At the Closing, each holder of shares of Company Common Stock shall deliver the certificates representing such shares to Republic for cancellation, and Republic shall deliver one or more certificates representing the





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shares of Republic Common Stock issued pursuant to Section 1.4 to each such holder (rounded to the nearest whole share). The shares of Republic Common Stock issuable by Republic in the aggregate in exchange for the Company Common Stock are sometimes referred to herein as the "Republic Shares", and will be validly issued, fully paid and non-assessable.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE REPUBLIC COMPANIES

         As a material inducement to the Company and each shareholder of the Company (the "Company Shareholders") to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Company and the Company Shareholders:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Republic Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Republic Merger Sub is a wholly-owned first tier subsidiary of Republic within the meaning of Section 368()(2)(E) of the Internal Revenue Code and Rev. Rul. 74-564, 1974-2 C.B. 124.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, eceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the Republic Shares to the Company Shareholders, the Republic





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Shares will be validly issued, fully paid and non-assessable shares of Republic
Common Stock.

         2.5 NO COMMISSIONS. Neither of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of August 4, 1995, (i) 51,448,806 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive right of any stockholder of Republic, and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Internal Revenue Code.

         2.7  CONSENTS AND APPROVALS; NO VIOLATION.   Neither the execution and
delivery of this Agreement by Republic, nor the consummation by Republic of the transactions contemplated hereby, nor compliance by Republic with any of the provisions hereof will (a) conflict with or result in any breach of any provision of its First Amended and Restated Certificate of Incorporation, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, upon any of the properties or assets of Republic or any of its subsidiaries (the "Republic Subsidiaries") under, any of the terms, conditions or provisions of any contract or lien, to which Republic or any Republic Subsidiary is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other mbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Republic or any Republic Subsidiary or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on Republic, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Authority except (i) pursuant to the Exchange Act and the Securities Act, (ii) filings required under the securities or blue sky laws of the various states,
(iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to





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the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on Republic nor restrict Republic's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, or (v) any filings required to be made by the Company or the Company Shareholders.

         2.8     REPORTS AND FINANCIAL STATEMENTS.   Within the last three
years, except where failure to have done so did and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Commission, including, but not limited to Form 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously furnished to the Company and made available to the Company Shareholders copies of all Republic Reports filed with the Commission since January 1, 1995, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to the Company and make available to the Company Shareholders, copies of each of the Republic Reports filed with the Commission during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the Commission and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic wite Commission prior to the date of this Agreement, since December 31, 1994 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Republic and the Republic Subsidiaries that either individually or in the aggregate would have a Material Adverse Effect on the financial condition of Republic.

         2.10 ACCOUNTING AND TAX MATTERS. Neither Republic nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Republic from accounting for the business combination to be effected by the Merger as a "pooling of interests." Republic warrants that it has no intention of disposing of any of the Company Common Stock to be received by Republic in the Merger. Republic agrees that from and after the Effective Time, it will not take any action to cause the Merger to lose its tax free status.





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         2.11    SURVIVAL.  Each of the representations and warranties made by
Republic in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of the Company Shareholders, and upon expiration of such one year period, such representations and warranties of Republic shall expire, except that the representations and warranties of Republic contained in Sections 2.1, 2.2, 2.3 and 2.4 shall not expire but shall continue indefinitely.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

         As a material inducement to each of the Republic Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the following representations and warranties to the Republic
Companies:

         3.1 CORPORATE STATUS. The Company and each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company and each of the Company's subsidiaries is legally qualified to transact business as a foreign corporation in all jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 3.1) and is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company or any of the Company's subsidiaries.

         3.2 POWER AND AUTHORITY. The Company and the Crawford Entities have the power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hy. The Company and the Crawford Entities have taken all action necessary to authorize the execution and delivery of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby. The transactions contemplated by this Agreement shall have been, as of the Effective Time, unanimously approved by all of the shareholders of the Company, each of whom shall have waived any dissenter's rights he may have pursuant to Chapter 607, Florida Statutes, and shall have received notice of any rescission rights he may have pursuant to Chapter 517, Florida Statutes. Crawford is an individual residing in the State of Florida with the requisite competence and authority to execute and deliver this





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Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, Crawford and the Crawford Entities and constitutes the legal, valid and binding obligation of the Company, Crawford and the Crawford Entities, enforceable against the Company, Crawford and the Crawford Entities in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to the Company and each of its subsidiaries, (a) the number of authorized shares of each class of capital stock, (b) the number of issued and outstanding shares of each class of capital stock, and (c) the number of shares of each of class of capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries (a) have been duly authorized and validly issued and are fully paid and non-assessable,
(b) were issued in compliance with all applicable state and federal securities laws, (c) were not issued in violation of any preemptive rights or rights of first refusal, and (d) no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company or any of its subsidiaries to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstandingck appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its subsidiaries. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANY. Schedule 3.5 sets forth, with respect to the Company and each of its subsidiaries, (a) the name, address and social security number of, and the number of outstanding shares of each class of capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and social security number of, and number of shares of each class of capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial





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ownership of any such shares are different).  Each of the holders of shares of capital stock of the Company owns such shares, and the Company owns the shares of capital stock of its subsidiaries free and clear of all Liens, restrictions and claims of any kind. Crawford is the sole trustee and grantor of the Trust, and is the sole general partner of CFP, Ltd.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by the Company, Crawford and the Crawford Entities, the performance by the Company and Crawford of their respective obligations hereunder and the consummation by the Company, Crawford and the Crawford Entities of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company or any of its subsidiaries, (ii) violate or conflict with any federal, state or local law, statute, ordinance, rule, regulation or any decree, writ, injunction, judgment or order of any court or administrative or other governmental body or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any of its subsidiaries or Crawford or the Crawford Entities except for such violations which individually or in the aggregate will not have a Material Adverse Effect on the Company, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or any of its subsidiaries or Crawford or the Crawford Entities except for such conflicts, breaches and defaults which individually or in the aggregate will not have a Material Adverse Effect on the Company, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Com or any of its subsidiaries, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, any court or tribunal or any other Person, except any applicable filings required under the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended ("HSR Act") HSR Act and any filings required to be made by the Republic Companies.

         3.7 RECORDS OF THE COMPANY. The copies of the articles of incorporation and bylaws of the Company and each of its subsidiaries which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company and each of its subsidiaries made available to Republic for review was correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed it, and such minute books contain a substantially





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complete and accurate record of all corporate actions of the shareholders and directors (and any committees thereof) of the Company and its subsidiaries taken by written consent or at a meeting since the dates of incorporation thereof. All material corporate actions taken by the Company and its subsidiaries have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company and its subsidiaries have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledger of the Company and its subsidiaries, as previously made available to Republic, contains an accurate and complete record of all issuances, transfers and cancellations of shares of the capital stock of the Company and its subsidiaries.

         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity. Special Landfill Projects Company, a Florida corporation organized by Crawford, has no assets and no business operations and is not a subsidiary of the Company.

         3.9 FINANCIAL STATEMENTS. The Company has delivered to Republic the financial consolidated statements of the Company and its subsidiaries, for the fiscal year ended September 30, 1994 including the notes pertaining thereto, audited by Grenadier, Appleby, Collins & Company, Certified Public Accountants, together with unaudited financial statements for the quarter ended June 30, 1995, which unaudited statements are subject to normal year end adjustments which will not be material (individually or in the aggregate) and lack footnotes and other presentation items (collectively, the "Financial Statements") a copy of which is attached to Schedule 3.9 hereto. The balance sheet of the Company dated as of June 30, 1995 included in thnancial
Statements is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the consolidated financial position of the Company and its subsidiaries at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated.
The books and records of the Company and its subsidiaries fully and fairly reflect all transactions, properties, assets and liabilities of the Company and its subsidiaries. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.





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         3.10    CHANGES SINCE THE CURRENT BALANCE SHEET DATE.  Except as
disclosed in Schedule 3.10, since the date of the Current Balance Sheet, neither the Company nor any of its consolidated subsidiaries has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons other than in the ordinary course of business and other than to Crawford; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $25,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance for which a timely claim was filed, in excess of $25,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights having a value in excess of $25,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of businesnsistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $25,000; (xvi) imposed any security interest on any of the Company's assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect; or (xx) agreed to do or authorized any of the foregoing.

         3.11 LIABILITIES OF THE COMPANY. Except as set forth on Schedule 3.11, the Company and its subsidiaries do not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or





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incorporated by express reference in any of the Schedules attached hereto, (c)
liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded. The aggregate amount of indebtedness for borrowed money, including principal and accrued but unpaid interest, and including remaining payments on capitalized equipment leases, of the Company and its subsidiaries, will not exceed $12,500,000, and its net worth will be no less than $5,250,000, as of the Effective Time.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the Company's knowledge threatened, or contemplated against the Company or any of its subsidiaries, or any of its properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and to the Company's knowledge there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Company or any of its subsidiaries is or was a party.

         3.13    ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.13:

                 (a) Except for violations or liabilities which would not reasonably be expected, individually or in the aggregate, to havMaterial Adverse Effect on the Company: (i) the Company is and has at all times been in compliance with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, labeling or disposal of solid and hazardous waste materials and substances or process by-products; (ii) The Company is not currently liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing; (iii) The Company is in compliance with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all





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informational requests or demands arising under the Environmental, Health and
Safety Laws.

                 (b) The Company has all licenses, permits and registrations required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge and solid and hazardous waste generation, storage, treatment or disposal permits and registrations, and the Company is in compliance therewith. There are no legal or governmental proceedings pending or to the Company's knowledge, threatened against the Company which question the validity or entitlement of the Company to any permit, license, order or registration required by the Environmental, Health and Safety Laws for the ownership of each of the Company's properties and assets and the operation of its business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Company.

                 (c) The Company has not received and is not aware of any notice of any outstanding or threatened non-compliance order, violation, claim, suit, action, judgment or proceeding pending against or involving the Company issued by any federal, state or local judicial or administrative authority with respect to any Environmental, Health and Safety Laws in connection with the ownership by the Company of its properties and assets or the operation of its business which has not been resolved to the satisfaction of the issuing authority or authorities or which could have a Material Adverse Effect on the Company.

                 (d) The Company is in compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction or decree issued pursuant to the Environmental, Health and Safety Laws, and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default theder.

                 (e) Except for violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect on the Company:

                          (1) (i) The Company has not transported, stored, handled, treated or disposed, nor has it allowed or arranged for any third parties to transport, store, handle, treat or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations; and (ii) the Company has not stored, handled, treated or





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

         disposed of, or allowed or arranged for any third parties to store, handle, treat or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.13, the term "Hazardous Substances" shall mean and include: any "Hazardous Substance," "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq., or the regulations promulgated thereunder ("CERCLA"); any hazardous waste as that term is defined in applicable state or local law; any substance containing petroleum, as that term is defined in
         Section 9001(8) of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or any other substance for which any governmental entity with jurisdiction over the Leasehold Premises or the Owned Properties (as hereinafter defined) requires special handling in its generation, handling, use, collection, storage, treatment or disposal.

                          (2) The Company has not caused a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leasehold Premises. There has not occurred, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leasehold Premises. For purposes of this Section, the term "Release" shall have the meanings given it in CERCLA.

                          (3) The Company has not shipped, transported or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to ship, transport or dispose of, any Hazardous Substance or other waste toat a site which, pursuant to CERCLA or any similar state law, (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency has notified the Company that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither the Company nor any Company Shareholder has knowledge of any facts which could give rise to any notice that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Company has not submitted nor was it required to submit any notice pursuant to
         Section 103(c) of CERCLA with respect to the Leasehold Premises or the Owned Properties. The Company has not received any written or oral request for information in connection with any federal or state environmental cleanup site. The Company has not been required to nor has it undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal state or local governmental entity, or at the request of any other Person.

                 (f) Except as set forth on Schedule 3.13, the Company does not use, nor has it used, any Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises or the Owned Properties. For purposes of this Section 3.13, the term "Underground Storage Tanks" shall have the meanings given it in Section 6901 et seq., as amended of RCRA.

                 (g) Schedule 3.13 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company or any Company Shareholder, undertaken by any Governmental Authority relating to or affecting the Company or any of the Leasehold Premises or the Owned Properties within the last 3 years relating to any claim of violation of any Environmental, Health and Safety Laws; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of any Company Shareholder, undertaken by any Governmental Authority relating to or affecting the Company or any of the Leasehold Premises or the Owned Properties within the last 3 years; (iii) all written communications between the Company and environmental agencies within the last 3 years; and (iv) all citations issued under the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 et seq., as amended ("OSHA"), relating to or affecting the Company or any of the Leasehold Premises or the Owned Properties.

                 (h) The Company does not have any liability under any Environmental, Health and Safety Laws for personal injury, property damage or clean up obligations.

                 (i) Schedule 3.13 contains a list of the assets of the Company which contain "asbestos" or "asbestos-containing material" (as such terms are identified under the Environmental, Health Safety Laws). Except as set forth in Schedule 3.13, the Company has operated and continues to operate in compliance with all Environmental, Health and Safety Laws governing the handling, use and exposure to and disposal of asbestos or asbestos-containing materials. Except as set forth in Schedule 3.13, there are no claims, actions, suits, governmental investigations or proceedings in any court or before any governmental authority or arbitral tribunal pending, or to the knowledge of the Company threatened against or directly affecting the Company, or any of its assets or operations relating to the use, handling or exposure to and disposal of asbestos or asbestos-containing materials in connection with its assets and operations.

                 (j) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state or local laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste and occupational health and safety, as any of these terms are or may be defined in such laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, as amended, by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and OSHA.

                 (k) As used in this Section 3.13, the term "the Company" is deemed to refer to the Company and/or any of its subsidiaries.

                 (l)      For all matters disclosed on Exhibit B to Schedule
3.13 with respect to the site identified as 8619 Western Way, the Company has a valid and enforceable indemnity from Browning-Ferris Industries, Inc. ("BFI"), pursuant to which BFI is bound to indemnify the Company for and pay (or reimburse the Company for) any and all costs or expenses in excess of the first $10,000 expended by the Company for the remediation and evaluation of such disclosed matters at such site.

         3.14    REAL ESTATE

                 (a) The Company and its subsidiaries do not own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location and size of, and principal improvements and buildings on, the Owned Properties. Except as set forth on Schedule 3.14(a), with respect to each such parcel of Owned Property:

                           (i)         The Company or a subsidiary thereof
         has good and marketable title to the parcel of Owned Property, free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not materially impair the current use, occupancy or value of the property subject thereto, and (z) encumbrances described in the title insurance policies listed on Schedule 3.14(a), all of which policies have been previously delivered or made available to Republic by the Company;

                              (ii)         there are no pending or, to the
         knowledge of the Company or Crawford, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use or occupancy thereof;

                             (iii)         the legal description for the
         parcels of Owned Property contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the Owned Properties are not located within any flood plain (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                              (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations in all material respects;

                               (v) there are no Contracts written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property;

                              (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                         (vii) there are no parties (other than the Company and its subsidiaries) in possession of the parcels of Owned Property, other than tenants under any leases disclosed in Schedule 3.14(a) who are in possession of space to which they are entitled;

                            (viii)         all facilities located on the
         parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcels of Owned Property;

                              (ix) each parcel of Owned Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of Owned Property, access to the property is provided by paved public right-of-way with adequate curb cuts available, and there is no pending or threatened termination of the foregoing access rights;

                               (x)         Except for matters or conditions
         which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, all improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use, free from termites or other wood-destroying organisms, the roofs are watertight, and the structural components and systems (including plumbing, electrical, air conditioning/heating, and sprinklers) are in good working order and adequate for the use of such Owned Property in the manner in which presently used; and

                              (xi)         there are no service contracts,
         management agreements or similar agreements which affect the parcels of Owned Property.

                 (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company or any of its subsidiaries is a party (copies of which have previously been furnished to Republic), in each case, setting forth (a) the lessor and lessee thereof and the date and term of each of the Leases, (b) the location, including address, of each property covered thereby, and (c) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property, set-back and building lines of the respective property. The Leases are in fforce and effect and have not been amended except as set forth on Schedule 3.14(b), and the Company is not in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases. Except as set forth on
Schedule 3.14(b), with respect to each such Leased Premises:

                          (a) The Company or a subsidiary thereof has valid leasehold interests in the Leasehold Premises, free and clear of any Liens, covenants and easements or title defects of any nature whatsoever;

                          (b) Except for matters or conditions which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the portions of the buildings located on the Leasehold

         Premises that are used in the Company's businesses are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat;

                          (c) Each of the Leasehold Premises (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and
         (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                          (d) Neither the Company nor its subsidiaries have received notice of (i) any condemnation proceeding with respect to any portion of the Leasehold Premises or any access thereto, and no such proceeding is contemplated by any Governmental Authority; or (ii) any special assessment which may affect any of the Leasehold Premises, and to the best of the Company's knowledge, no such special assessment is contemplated by any Governmental Authority.

         3.15    GOOD TITLE TO AND CONDITION OF ASSETS

                 (a) EXCEPT AS SET FORTH IN SCHEDULE 3.15 hereof, the Company and its subsidiaries have good and marketable title to all of their Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company and its subsidiaries, other than the Owned Properties and the Leasehold Premises, whether personal or mixed, tangible or intangible, wherever located.

                 (b) Except for matters or conditions which would not reasonabl expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, the Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company and its subsidiaries are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company and its subsidiaries or set forth on the Current Balance Sheet or acquired by the Company or its subsidiaries since the date of the Current Balance Sheet.
Schedule 3.15 lists the vehicles owned, leased or used by the Company and its subsidiaries, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and the general terms of the lease.

         3.16    COMPLIANCE WITH LAWS.

                 (a) The Company and each of its subsidiaries is and has been in material compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leasehold Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on Schedule 3.16, neither the Company nor any of its subsidiaries has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the knowledge of the Company threatened.

                 (b) Neither the Company nor any of its subsidiaries, nor any of its employees has made any payment of funds in connection with the businesses of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the businesses of the Company for any payment prohibited by law.

                 (c) The Company and each of its subsidiaries is and at all times has been in substantial compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company and each of its subsidiaries for whom compliance with the Immigration Act by the Company as employer is required, the Company has previously made available to Republic a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. Neither the Company nor any of its subsidiaries has been ci fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company or its subsidiaries by reason of any actual or alleged failure to comply with the Immigration Act.

                 (d) Neither the Company nor any of its subsidiaries is subject to any Contract, decree or injunction in which the Company is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, address, social security number and current rate of compensation of each of the employees of the Company and each of its subsidiaries. To protect the privacy of the Company's employees, this information shall be provided to only those with a legitimate business need to know the information. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and the Company is unaware of efforts by any labor union during the 24 months prior to the date hereof to organize any employees of the Company or any of its subsidiaries into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operation. There has been no strike, walkout or work stoppage involving any of the employees of the Company or any of its subsidiaries during the 24 months prior to the date hereof. Neither the Company nor any of its subsidiaries, nor any agent, representative or employee of the Company or any subsidiary has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company or its subsidiaries by or with the National Labor Relations Board or any representative thereof. Neither the Company nor any Company Shareholder is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company or any subsidiary.
Schedule 3.17 contains detailed information about each contract, agreement, policy or plan of the following nature, whether formal or informal, and whether or not in writing, to which the Company or any subsidiary is a party, under which the Company or any subsidiary has an obligation, or which serves as a guideline to the Company and its employees: (i) employment agreements, (ii) employee handbooks, policy statements and similar pl (iii) noncompetition agreements and (iv) consulting agreements. The Company and each of its subsidiaries has complied in all material respects with applicable laws, rules and regulations governing employment practices and civil rights, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, and the Age Discrimination in Employment Act.

         3.18    EMPLOYEE BENEFIT PLANS.

                 (a) Employee Benefit Plans. Schedule 3.18 contains a list setting forth each employee benefit plan or arrangement, including but not limited to employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were delivered to Republic).

                 (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending, or to the best of the Company's knowledge, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no prohibited transaction has occurred.

                 (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a) (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefore in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (vi) no reportablent (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; and (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) except as disclosed on Schedule 3.18, all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made; (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet or are disclosed on Schedule 3.18.

                 (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of the Company and its subsidiaries have been timely paid; (ii) the Company and its subsidiaries have not incurred nor is it expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); (iii) Schedule 3.18 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                 (e) Welfare Plans. Other than as disclosed in Schedule 3.18, (i) the Company and its subsidiaries are not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 3.18, to provide medical or death benefits with respect to any employee or former employee of the Company, its subsidiaries or their predecessors after termination of employment, (ii) the Company and each of its subsidiaries has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year of the Company for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise,roup health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                 (f) Controlled Group Liability. Neither the Company, nor any entity that would be aggregated with the Company under Code Section 414(b),
(c), (m) or (o): (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code Section 4971, (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (iv) has violated Code Section 4980B or
Section 601 through 608 of ERISA.

                 (g) Other Liabilities. Except as set forth on Schedule 3.18, (i) none of the Employee Benefit Plans obligates the Company or any of its subsidiaries to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code), (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the books and records of the Company as of the Closing, and
(iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.

         3.19 TAX MATTERS. Except as set forth in Schedule 3.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to the Company and each of its subsidiaries or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. To the best of the knowledge of the Company, all Taxes due and payable by or with respect to the Company and each of its subsidiaries have been paid and are accrued on the Current Balance Sheet or will be accrued on the books and records of thmpany as of the Closing. Except as set forth in Schedule 3.19 hereto: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company and its subsidiaries, (ii) The Company and each of its subsidiaries have not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company and each of its subsidiaries have not requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (iv) there is no action, suit, taxing authority proceeding or audit now in progress, pending or threatened against or with respect to the Company or any of its subsidiaries regarding Taxes; (v) the Company and each of its subsidiaries has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vi) there are no liens for Taxes

(other than for current Taxes not yet due and payable) upon the assets of the Company or its subsidiaries; (vii) the Company and each of its subsidiaries will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time, or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (viii) neither the Company nor any of its subsidiaries is a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other person with respect to Taxes; (ix) no taxing authority will claim or assess any additional Taxes for any period for which Tax Returns have been filed; (x) neither the Company nor any of its subsidiaries has made any payments, and is not and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xi) the Company and each of its subsidiaries has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xii) no claim has ever been made by a taxing authority in a jurisdiction where the Company or its subsidiaries do not file Tax Returns that the Company or such subsidiaries is or may beject to Taxes assessed by such jurisdiction; and (xiii) the Company and each of its subsidiaries has no permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; and (xiv) true, correct and complete copies of all income Tax Returns filed by or with respect to the Company and each of its subsidiaries for the past five years have been furnished or made available to Republic.

         3.20 INSURANCE. The Company and each of its subsidiaries is covered by valid, outstanding and enforceable policies of insurance issued to it by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company and each of its subsidiaries have complied with the provisions of such Insurance Policies. Schedule 3.20 contains (i) a complete and correct list of all Insurance Policies and all amendments and riders thereto (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of the Company or its subsidiaries. The Company and its subsidiaries have not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.21 RECEIVABLES. Except as set forth on Schedule 3.21: (i) all of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company and its consolidated subsidiaries; (ii) all of the Receivables are good and collectible receivables, without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company and its consolidated subsidiaries, including all trade account receivables arising from the provision of services, sale of inventory, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. The Company and its subsidiaries possess all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations, including with respect to the operation of each of the Owned Properties and Leasehold Premises. All such Permits are valid and ull force and effect, the Company and each of its subsidiaries is in full compliance with their requirements, and no proceeding is pending or to the best of the Company's knowledge, threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leasehold Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the businesses of the Company and its subsidiaries in the manner in which and to the extent to which such businesses are currently being conducted. No current supplier to the Company or its subsidiaries of items essential to the conduct of its business has threatened to terminate its business relationship with the

Company or such subsidiary for any reason. Except as set forth on Schedule 3.23, the Company and its subsidiaries have no direct or indirect interest in any customer, supplier or competitor of the Company or its subsidiaries, nor in any person from whom or to whom the Company or its subsidiaries leases real or personal property. Except as set forth on Schedule 3.23, no officer, director or shareholder of the Company or its subsidiaries, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Company or its subsidiaries or has any interest in any property used by the Company or its subsidiaries.

         3.24 INTELLECTUAL PROPERTY. To the best of its knowledge, the Company and each of its subsidiaries has full legal right, title and interest in and to all trademarks, service marks, tradenames, copyrights, know how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the Company's business as presently conducted and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a list of each Contract to which the Company and each of its subsidiaries is a party or by which the Company or its subsidiaries or their properties and assets are bound andch is material to the business, assets, properties or prospects of the Company or its subsidiaries (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract supplied by the Company to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 3.25, neither the Company nor any of its subsidiaries has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on
Schedule 3.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by the Company or its subsidiaries under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. Neither the Company nor any of its subsidiaries is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company or any of its subsidiaries to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Company or its subsidiaries in the ordinary course of its business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Twenty-Five Thousand Dollars ($25,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of the Company or its subsidiaries; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rs or intellectual property; (g) any Contract relating to pending capital expenditures by the Company or its subsidiaries; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of all existing non-residential customers of the Company and its subsidiaries who have entered into valid and enforceable waste collection and disposal contracts in substantially the form of one or more of the preprinted standard forms attached to Schedule 3.26, and who represent in the aggregate substantially all of the customers of the Company or its subsidiaries as of the date of this Agreement. Schedule 3.26 sets forth each such customer's name, address, account number, billing cycle, type of service and rates charged. The average gross combined monthly billings for the Company by the customers listed on Schedule 3.26 during the six calendar month period ended June 30, 1995 (the "Test Period") were not less than $650,000.

         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Company Shareholders is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Crawford does not, at the present time, and will not, as of the Effective Time, have any present plan to sell any of the Shares of Republic Common Stock issued to him pursuant to this Agreement and will not sell any of said shares in violation of the "Pooling of Interest" letter to be delivered by Crawford to Republic pursuant to Section 6.8 hereof. Each of the Company Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Crawford is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.28 BUSINESS LOCATIONS. As of the date hereof, the Company and its subsidiaries have no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and the Company's principal place of business and chief executive office (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Florida as of the date hereof) are indicated on Schedule 3.14(a) or 3.14(b), and all locations where the Company and its subsidiaries's equipment, inventory, chattel paper and books and records are located as of the date hereof are fully identified on Scles 3.14(a) and 3.14(b).

         3.29 NAMES; PRIOR ACQUISITIONS. All names under which the Company and each of its subsidiaries does business as of the date hereof are specified on Schedule 3.29. Except as set forth on Schedule 3.29, neither the Company nor any of its subsidiaries has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.30 NO COMMISSIONS. Neither the Company nor Crawford has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.31 ACCOUNTING AND TAX MATTERS. Neither the Company nor, to the best of its knowledge, any of its Affiliates, has taken or agreed to take any action that would prevent Republic from accounting for the business combination to be effected by the Merger as a "pooling of interests." The Company agrees that from and after the date hereof until the Effective Date, it will not take any action to cause the Merger to lose its tax free status.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESSES BY THE COMPANY PENDING THE MERGER. Except as set forth on Schedule 4.1, the Company covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business, consistent with past practice. The Company and its subsidiaries shall use their best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company and each of its subsidiaries shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic:

                 (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                 (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securi or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                 (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money (other than advances under existing credit facilities incurred in the ordinary course of business) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                 (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                 (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in the Current Balance Sheet, or liabilities incurred after the date of the Current Balance Sheet in the ordinary course of business and consistent with past practice;

                 (i) increase or decrease prices charged to its customers except in the ordinary course of business and except for previously announced price changes, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                 (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COVENANTS OF THE COMPANY. Until the Effective Date, Crawford shall cause the Company to comply with all of the covenants of the Company under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or the NASDAQ National Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4     HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) promptly (within five business days) make its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisableer applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The fees and expenses incurred in responding to any injunctive proceeding brought by a Governmental Authority under the HSR Act shall be paid by Republic. The Company shall promptly (within five business days) make the notifications in accordance with the Final Judgment referred to in Section 9.2.

         5.5     ACCESS TO INFORMATION.   From the date hereof to the Effective
Time, the Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX AND ACCOUNTING TREATMENT. Republic, the Company and Crawford will use their respective best efforts to cause the Merger to: (a) qualify as a reorganization under the provisions of Section 368(a) of the Code, and (b) treated as a pooling of interests combination. Republic agrees that from and after the Merger it will not take any action to cause the Merger to lose its tax free status. All parties hereto agree to file the Plan of Merger with their respectiveeral income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required, by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange (in which case Republic will consult with the other parties prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. From the date hereof until the Effective Time, or until termination of this Agreement pursuant to Article XII hereof, whichever first occurs, the Company, Crawford, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of the Company (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 PURCHASE OR SALE OF REPUBLIC COMMON STOCK. Except as otherwise expressly provided in this Agreement, from the date hereof until the Effective Time, or until termination of the Agreement pursuant to Article XII hereof, whichever first occurs, neither the Company nor Crawford will, directly or indirectly, purchase or sell any shares of Republic Common Stock in transactions effected on any national securities exchange or on the NASDAQ National Market.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company contained in this Agreement shall be true anrrect in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Company and Crawford shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Company shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, and signed by the

Chief Executive Officer and Chief Financial Officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change of the Company, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company, and (iii) none of the properties and assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Change on the Company, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of the Company and Crawford.

         6.3 CORPORATE CERTIFICATE. The Company and Crawford shall have delivered to the Republic Companies (i) true, correct and complete copies of the articles of incorporation and bylaws of the Company and each of its subsidiaries as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company and each of its subsidiaries issued by the Department of State of the State of Florida and each other state in which the Company and each of its subsidiaries is qualified to do business as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of the Company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Time from counsel for the Company and Crawforn form and substance acceptable to the Republic Companies, to the effect that:

                      (i) The Company and each of its subsidiaries is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it, where such properties are located;

                      (ii) The Company has obtained all necessary authorizations and consents of its Board of Directors and its shareholders;

                    (iii) Except as set forth in Schedule 3.12, such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened which might result in any material adverse change in the properties, business or prospects or in the condition of the Company, or which questions the validity of this Agreement;

                      (iv) The instruments executed and delivered to the Republic Companies under this Agreement by the Company and Crawford are valid and binding and enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and general equitable principals regardless of whether such enforceability is considered in a proceeding at law or in equity.

         6.5 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any person from whom such consent or waiver is required under any Designated Contract or instrument as of a date not more than ten days prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Southland shall have received from Grenadier, Appleby, Collins & Company, independent certified public accounts for the Company, a letter dated the Effective Time, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the structure of Company and the Company Shareholders, would not, prescribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests combination. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16.

         6.8 UNDERTAKINGS. At or prior to the Closing, each of the Company Shareholders shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance satisfactory to the Republic Companies.

         6.9 COMPANY COMMON STOCK. At the Closing, each of the Company Shareholders shall have delivered to the Republic Companies all certificates evidencing the Company Common Stock held by him.

         6.10 STOCK POWERS. At the Closing, Crawford shall have delivered to Republic, for use in connection with the Pledged Shares, ten stock powers executed in blank.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Merger and other transactions contemplated hereby.

         6.12 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.13 EMPLOYMENT. Crawford shall have agreed to become an employee of Republic, or remain an employee of the Company, on terms and conditions acceptable to Republic.


                                 ARTICLE VII

                      CONDITIONS TO THE OBLIGATIONS OF
                          THE COMPANY AND CRAWFORD

         The obligations of the Company and Crawford to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company and Crawford:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a partic date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to Crawford a certificate, dated as of the Effective Time, and signed by the Chief Executive Officer and Chief Financial Officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 BFI FINAL JUDGMENT. The Company shall have notified the United States Department of Justice, the State of Florida by and through its Attorney General, and the State of Maryland by and through its Attorney General, of the transactions contemplated by this Agreement at least 45 days prior to closing the Merger and other transactions contemplated hereby, unless consents are earlier received from such authorities to the earlier consummation of the Merger and such other transactions, pursuant to that certain Final Judgment entered against Browning-Ferris Industries, Inc. in the United States District Court in and for the District of Columbia, Case No. 94-2588.

         7.3 REPUBLIC SHARES. At the Closing, Republic shall have delivered to Crawford and to the other shareholders of the Company certificates representing the Republic Shares required to be issued to them hereunder.

         7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or any other transaction contemplated hereby, and which in the judgment of Crawford makes it inadvisable to proceed with the Merger and other transactions.

         7.5 HSR ACT WAITING PERIOD. Any applicable HSR Act Waiting Period shall have expired or been terminated.

         7.6 KEY PERSONNEL. H. Wayne Huizenga and Harris W. Hudson shall be members of Republic's Board of Directors as of the Effective Time.

         7.7 NO CASH DIVIDENDS. Republic shall not have declared or paid any cash dividends with respect to its Common Stock between the date hereof and the Effective Time.

         7.8 NO STOCK ADJUSTMENTS. Republic shall not have declared or caused to occur a stock split or stock dividend with respect to the Common Stock of Republic withoutportionately adjusting the number of Republic Shares to be issued pursuant to the Merger.

         7.9 CAPITALIZATION. Republic shall not have amended its First Amended and Restated Certificate of Incorporation to change its capitalization from that described in Section 2.6.


                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         Persons owning shares of Company Common Stock as of the Effective Time shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the execution of this Agreement, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person owns Republic Shares. Republic will use its reasonable best efforts to have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable after the Effective Time.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration or qualification, filing and NASD fees, word processing, duplicating and printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registrn Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement, each amendment and supplement to the foregoing and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5 DURATION. Republic shall maintain the continual effectiveness of the Registration Statement for a period of three (3) years following the Effective Date or until such earlier time as Republic reasonably determines, based on an opinion of counsel, (a copy of which shall be provided to the Holders), that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualificationcompliance referred to in this Agreement.

         8.7     ADDITIONAL UNDERTAKINGS.

                 (a) In order to facilitate the resale by Holders of Republic Shares during any period in which the Registration Statement shall not be effective, Republic shall use its best efforts to take all action and file with the Commission such information as the Commission may require as a condition to the availability of Rule 144 or Rule 145 under the Securities Act (or any successor exemptive rule hereafter in effect).

                 (b) During the three (3) years following the Effective Date, Republic shall use its best efforts to maintain its listing on the Nasdaq National Market, the Toronto Stock Exchange or other nationally recognized securities exchange.

         8.8     INDEMNIFICATION

                 (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or under any state securities or "blue-sky" laws or any rules or regulation thereunder, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder or such controlling person in writing specifically for use in the preparation thereof.

                 (b) The obligation of Republic to include in the Registration Statement the Republic Shares of each Holder is subject to the requirement that such Holder deliver to Republic an agreement pursuant to which each Holders, individually and not jointly, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or under any state securities or "blue-sky" laws or any rule or region thereunder, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof; provided however, that the indemnification obligations of each Holder hereunder shall be limited to the amount of gross proceeds received by such Holder from the sale of Republic Shares pursuant to such registration statement.

                 (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.8 notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b) promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemni party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the final clause of
Section 8.8(a).

                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY CRAWFORD TO INDEMNIFY. Subject to the terms and conditions set forth herein, Crawford agrees from and after the Effective Date to indemnify and hold each of the Republic Companies harmless from and against the aggregate of all Indemnifiable Damages (as defined below).

                 (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Republic Companies in excess of $500,000, to the extent (i) resulting from any breach of a representation or warranty made by the Company or Crawford in or pursuant to this Agreement, except for matters disclosed to Republic prior to Closing pursuant to Section 5.6, (ii) resulting from any breach of Sections 5.7, 5.8, 5.9, and 5.10 by the Company prior to the Effective Date or by Crawford at any time, or (iii) resulting from any inaccuracy in any certificate delivered by the Company or Crawford pursuant to this Agreement. The total Indemnifiable Damages shall not exceed $15,000,000 in the aggregate.

                 (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, each of the Republic Companies shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of the Company been true and correct.

                 (c) Each of the representations and warranties made by the Company in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any itigation at any time made by or on behalf of the Republic
         Companies, and upon expiration of such one year period, such representations and warranties shall expire, except the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 shall not expire but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by the Republic Companies against Crawford after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred.

         9.2 SECURITY FOR THE COMPANY SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by Crawford to indemnify and hold the Republic Companies harmless as described in Sections 9.1, at the Closing, Crawford shall deliver to and Republic shall set aside and hold certificates representing 194,923 shares of Republic Common Stock (the "Pledged Shares") for a period not to exceed one year from the Effective Date. There shall also be deposited with Republic, subject to the terms of this
Section 9.2, all shares of Republic Common Stock issued to Crawford with respect to the Pledged Shares as a result of any stock dividend or stock split. (The Pledged Shares and all stock issued or paid upon Pledged Shares and proceeds thereof are hereinafter referred to as the "Collateral.") Except with respect to shares transferred pursuant to the right of setoff referred to below (and in the case of such shares, until the same are transferred), all Pledged Shares shall be deemed to be owned by Crawford and Crawford shall be entitled to vote the same and to receive all cash dividends paid upon same.

                 (a) Each of the Republic Companies may make a claim for payment of Indemnifiable Damages and may set off against the Pledged Shares any Indemnifiable Damages for which the Company or Crawford may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                                  (1)      The Republic Companies shall
                 give written notice to the Company or Crawford of any claim for Indemnifiable Damages which notice shall set forth (i) the amount of Indemnifiable Damages, (ii) the basis of the claim therefore, and (iii) copies of all documentation and other evidence in support of such claim;

                                  (2)      Unless the Indemnifiable Damages
                 arise from a claim of a third party, with respect to which Crawford has elected to assume the defense of and pay any resulting liaby, judgment or settlement thereunder, such set off shall be effected on the later to occur on the expiration of 30 days from the delivery of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, in accordance with paragraph
                 (3) below.

                                  (3)      If, prior to the expiration of the
                 Notice of Contest Period, Crawford shall notify the Republic Companies in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic shall submit such dispute to arbitration. The arbitration shall be conducted in Jacksonville, Florida by a committee of three arbitrators one of whom shall be appointed by

                 Crawford, one of whom shall be appointed by Republic and one of whom shall be appointed by the two arbitrators so appointed. The arbitration panel shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall permit discovery in accordance with the Federal Rules of Civil Procedure and shall abide by the rules of the American Arbitration Association. The decision of arbitrators shall be made within 45 days of conclusion of the arbitration proceeding and shall be final and binding on all parties.

                                  (4)      If the judgment of the Arbitrators
                 is adverse to Crawford, the amount thereof shall be paid by Crawford within ten (10) days of the written decision of the Arbitrators. In the event Crawford does not pay within such ten (10) day period, then Republic shall within five (5) days thereafter, set off against such portion of the Collateral as shall have an aggregate value (based upon the average closing sale price of $20.00 per share as of the date of this Agreement) equal to the amount of the final judgment of the Arbitrators.

                          (b) Subject to applicable accounting, securities, tax, and other legal requirements, Crawford may at any time instruct Republic to sell some or all of the Pledged Shares and the proceeds thereof shall be held as substitute collateral for the Pledged Shares. Crawford may direct that such proceeds be reinvested in investment grade securities in his name subject to the security interest contemplated hereby.

                          (c) The Republic Companies agree to release the Collateral from the secy interest created in this Section 9.2 no later than the first anniversary of the Effective Time and the Republic Companies agree to promptly deliver to Crawford all certificates evidencing any Pledged Shares then held by them unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Collateral remaining on deposit after such claim shall not be returned to Crawford until after the time of satisfaction.

                          (d) The remedies provided for in this Section 9.2 shall be in addition to and not in lieu of any other remedies available to the Republic Companies under this Agreement; provided however, following consummation of the Merger, a claim for Indemnifiable Damages pursuant to this Article IX shall be Republic's sole and exclusive remedy for a breach of the representations and warranties contained herein, and in consideration of such limitation, Crawford agrees to waive any and all rights of contribution or other claims he may have against the Company with respect to the breach of any of the Company's representations and warranties.

         9.3 ADJUSTMENT TO MERGER CONSIDERATION. All setoffs of Pledged Shares or payments for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration granted in the Merger in
Section 1.4.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. Crawford represents and warrants, on behalf of himself and on behalf of each of the other shareholders of the Company, that the shares of Republic Common Stock being acquired by Crawford and by the other shareholders hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the selling shareholders shall first supply to the Republic Companies an opinion of counsel (which counsel and opinions shall be satisfactory to the Republic Companies) that such exception is available, or
(b) a registration statement filed by Republic with the SEC under the Securities Act.

         10.2    LEGEND.

                 (a) Each certificate representing the Republic Shares shall bear the following legend:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE
             HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT BEING FILED
                 UNDER OR PURSUANT TO SAID ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH SAID RULE AND SECURITIES AND EXCHANGE COMMISSION ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares and the holding periods under the Commission's regulations and requirements regarding "pooling of interests" combinations are complied with, place stop transfer orders with its transfer agents with respect to such certificates.

                 (b) In connection with any sale by a Holder of Republic Shares included in the Registration Statement referred to in Article VIII hereof, Republic agrees to cause the legend set forth in this Section 10.2 to be promptly removed from the certificates representing the Republic Shares sold and to cause related stop transfer restrictions to be lifted with respect to such shares upon delivery to Republic from the Holder of facsimile or written notice of any such sale of registered shares. The foregoing facsimile or notice from the Holder shall be accompanied by a written representation (in a form reasonably acceptable to Republic) from the Holder's securities broker regarding the manner of sale and such other matters as shall be reasonably requested by Republic. Following removal of the legend as set forth above (and assuming that the Registration Statement shall then be effective), the Republic Shares referred to in such notice shall be transferable by such Holder without restriction under the federal securities laws.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 1 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Commission" means the Securities and Exchange Commission.

         "Company Shareholders" means all of the persons holding shares of the Company's Common Stock.

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official (including courts) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "NASD" shall mean the National Association of Securities Dealers, Inc. and any successor organization or other entity serving an equivalent function in the securities industry.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, uninorated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Republic Shares" means the shares of Republic Common Stock which Crawford and the other shareholders of the Company receive in connection with the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2    OTHER DEFINITIONAL PROVISIONS.

                 (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                 (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                 (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                 (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                 (a) by mutual written consent of all of the parties hereto at any time prior to the Closing;

                 (b) by any party at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby, and which, in the reasonable judgment of such party, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

                 (c) by Republic in the event of a material breach by the Company or Crawford of any provision of this Agreement, or by the Company or Crawford in the event of a material breach by the Republic Companies of any provision of this Agreement; or

                 (d) by any party, upon written notice to the other party, in the event the Effective Date shall not be on or before November 30, 1995.

         12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void, there shall be no liability on the part of the parties hereto or thereto to each other and all rights and obligations of the parties hereto or thereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first c postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                 (a)      IF TO ANY OF THE REPUBLIC COMPANIES TO:

                          Republic Waste Industries, Inc.
                          200 East Las Olas Blvd., Suite 1400
                          Ft. Lauderdale, FL  33301

                          Attn:  Harris W. Hudson, President
                          Telecopy:  (305) 779-3884

                          WITH A COPY TO:

                          Akerman, Senterfitt & Eidson, P.A.
                          24th Floor, One Brickell Square
                          801 Brickell Avenue
                          Miami, Florida  33131
                          Attention: Stephen K. Roddenberry, Esq.
                          Telecopy: (305) 374-5095

                 (b)      IF TO THE COMPANY OR CRAWFORD TO:

                          Southland Environmental Services, Inc.
                          Post Office Box 37797
                          Jacksonville, Florida  32236
                          Attention:  Felix A. Crawford, President
                          Telecopy:(904) 384-1200

                          WITH A COPY TO:

                          Rogers, Towers, Bailey, Jones & Gay, P.A.
                          1301 Riverplace Boulevard, Suite 1500
                          Jacksonville, Florida  32207
                          Attention:  Michael A. Wodrich, Esq.
                          Telecopy: (904) 396-0663

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executy all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each y herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arms' length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            REPUBLIC WASTE INDUSTRIES, INC.


                                            By: /s/ H. Wayne Huizenga
                                               -------------------------------
                                               H. Wayne Huizenga
                                               Chief Executive Officer



                                            RS MERGERSUB, INC.


                                            By: /s/ Harris W. Hudson
                                               -------------------------------
                                               Harris W. Hudson, President



                                            SOUTHLAND ENVIRONMENTAL
                                            SERVICES, INC.


                                            By: /s/ Felix A. Crawford
                                               -------------------------------
                                               Felix A. Crawford, President



                                            /s/ Felix A. Crawford
                                            ----------------------------------
                                            FELIX A. CRAWFORD, Individually



                                            CFP, LTD.


                                            By: /s/ Felix A. Crawford
                                               -------------------------------
                                               Felix A. Crawford,
                                               General Partner


                                            FELIX A. CRAWFORD REVOCABLE
                                            LIVING TRUST


                                            By: /s/ Felix A. Crawford
                                               -------------------------------
                                               Felix A. Crawford, Trustee

                                                                       EXHIBIT A

                                 PLAN OF MERGER



         This Plan of Merger (this "Plan") is entered into as of ______________, 1995 by and between RS Mergersub, Inc., a Florida corporation ("Republic Sub"), and Southland Environmental Services, Inc., a Florida corporation ("Southland").


                                    RECITALS


         The boards of directors and shareholders of Republic Sub and Southland have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Southland on the terms and subject to the conditions set forth herein, such that Southland will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.


                                  ARTICLE I
                                 THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Southland in accordance with the Florida Business Corporation Act (the "FBCA"), and the separate existence of Republic Sub shall cease and Southland shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida.


                                  ARTICLE II
                          THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Southland, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the FBCA.

         B. At the Effective Time, the Bylaws of Southland, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation.

         C. At the Effective Time, the officers and directors of Southland shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Southland, $1.00 par value per share (the "Southland Common Stock"), which shall be issued and outstanding (other than shares of Southland Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive four and one-third (4 1/3) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock").

         B. At the Effective Time, each share of Southland Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Southland Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire four and one-third (4 1/3) shares of Republic Common Stock.

         D. Each share of Republic Sub's Common Stock, $.01 par value per share ("Republic Sub's Common Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Southland Common Stock, which shall be the only outstanding Common Stock of the Surviving Corporation immediately following the Effective Time.


                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Southland and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Southland and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Agreement, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Department of State of the State of Florida with respect to the Merger.


         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.



                                       RS MERGERSUB, INC.



                                       By:
                                          --------------------------------------
                                            Name:
                                                        ------------------------
                                            Title:
                                                        ------------------------




                                       SOUTHLAND ENVIRONMENTAL SERVICES,
                                        INC.



                                       By:
                                          --------------------------------------
                                            Name:       Felix A. Crawford
                                            Title:      President





                                       3